                              SCHEDULE 14A
                Information Required in Proxy Statement
                        SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       4FRONT SOFTWARE INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                      4FRONT SOFTWARE INTERNATIONAL, INC.
                         5650 GREENWOOD PLAZA BOULEVARD
                           ENGLEWOOD, COLORADO 80111
                                  303-721-7341

                                                                November 7, 1997

Dear Stockholder:

    You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 11:00 A.M. on Wednesday, December 10, 1997, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103.

    At the meeting you will be asked to elect seven directors of the Company and to approve an amendment to the Company's Certificate of Incorporation which would change the Company's name to 4Front Technologies, Inc. In addition, we will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

    We look forward to greeting personally those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

    Thank you for your cooperation.

                                          Very truly yours,
                                          Anil Doshi
                                          Chairman of the Board
                                            of Directors
                                          Mark Ellis
                                          President

                      4FRONT SOFTWARE INTERNATIONAL, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                                               Englewood, Colorado
                                               November 7, 1997

    Notice is hereby given that the Annual Meeting of Stockholders of 4Front Software International, Inc. will be held on Wednesday, December 10, 1997 at 11:00 A.M. at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103 for the following purposes:

    (1) To elect seven directors to serve for the ensuing year;

    (2) To approve an amendment to the Company's Certificate of Incorporation which would change the Company's name to 4Front Technologies, Inc.; and

    (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    Stockholders of record at the close of business on November 3, 1997, will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

    All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who are unable to attend the Annual Meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

                                        CRAIG KLEINMAN
                                        SECRETARY

                      4FRONT SOFTWARE INTERNATIONAL, INC.
                         5650 GREENWOOD PLAZA BOULEVARD
                           ENGLEWOOD, COLORADO 80111

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                              GENERAL INFORMATION

PROXY SOLICITATION

    This Proxy Statement is furnished to the holders of Common Stock, par value $.001 per share (the "Common Stock"), of 4Front Software International, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders to be held on Wednesday, December 10, 1997, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters which will come before the meeting.

    Proxies for use at the meeting are being solicited by the Board of Directors of the Company. Proxies will be mailed to stockholders on or about November 7, 1997 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

REVOCABILITY AND VOTING OF PROXY

    A form of proxy for use at the Annual Meeting of Stockholders and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby to approve Proposal Nos. 1 and 2 as set forth in the accompanying Notice of Annual Meeting of Stockholders and in accordance with their best judgment on any other matters which may properly come before the meeting.

RECORD DATE AND VOTING RIGHTS

    Only stockholders of record at the close of business on November 3, 1997 are entitled to notice of and to vote at the Annual Meeting or any and all
adjournments thereof. On November 3, 1997 there were [          ] shares of
Common Stock outstanding; each such share is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. The effect of broker non-votes on the specific items to be brought before the Annual Meeting of Stockholders is discussed under each item.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

    The following table sets forth information as of October 1, 1997, except as otherwise noted in the footnotes), regarding the beneficial ownership (determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"), which generally attributes beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities) of the Company's Common Stock of: (i) each person known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock; (ii) each director and nominee for director of the Company; (iii) each executive officer named in the Summary Compensation Table (see "Executive Compensation"); and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.

                                                                               AMOUNT AND NATURE OF
                                                                               BENEFICIAL OWNERSHIP
                                                                                        OF             PERCENTAGE OF
NAME OF BENEFICIAL OWNER                                                           COMMON STOCK        COMMON STOCK
----------------------------------------------------------------------------  ----------------------  ---------------
Anil Doshi (1)..............................................................            959,700              13.83%
Mark Ellis (2)..............................................................            547,300               8.02%
Kenneth Newell (3)..........................................................            262,578               3.90%
Terence Burt (4)............................................................            237,582               3.54%
Craig Kleinman (5)..........................................................             82,500               1.25%
Brian Murray................................................................             12,500              *
Arthur Keith Ross (6).......................................................            185,950               2.81%
FMR Corporation (7).........................................................            435,000               6.66%
All Directors and Executive Officers as a Group (8 persons) (8).............          2,277,610              29.17%

------------------------

*   Less than 1%

(1) Includes 25,000 shares of Common Stock and 20,000 shares of Common Stock issuable pursuant to immediately exercisable warrants which are owned by Aliki Financial Corp., a corporation in which Mr. Doshi has a 65% interest. Also includes 270,000 shares of Common Stock purchasable pursuant to immediately exercisable options, and 112,000 shares purchasable pursuant to immediately exercisable warrants. Mr. Doshi disclaims beneficial ownership of the shares owned by Aliki Financial Corp. other than the shares in which he has a pecuniary interest.

(2) Includes 25,000 shares of Common Stock and 20,000 shares of Common Stock issuable pursuant to immediately exercisable warrants which are owned by Aliki Financial Corp., a corporation in which Mr. Ellis has a 35% interest. Also includes 270,000 shares of Common Stock purchasable pursuant to immediately exercisable options. Mr. Ellis disclaims beneficial ownership of the shares owned by Aliki Financial Corp. other than the shares in which he has a pecuniary interest.

(3) Consists of (i) 26,737 shares of Common Stock held directly by Mr. Newell,
    (ii) 7,051 shares of Common Stock owned by Mr. Newell's wife, (iii) 28,790 shares of Common Stock owned by Lex Nominees International, as nominee for a Jersey resident settlement established for the benefit of Mr. Newell and his wife and children, and (iv) 200,000 shares of Common Stock purchasable pursuant to immediately exercisable options.

(4) Consists of (i) 441 shares of Common Stock held directly by Mr. Burt, (ii) 33,347 shares of Common Stock owned by Mr. Burt's wife, (iii) 28,794 shares of Common Stock owned by Lex Nominees International, as nominee for a Jersey resident settlement established for the benefit of Mr. Burt and his wife and children, and (iv) 175,000 shares of Common Stock purchasable pursuant to immediately exercisable options.

(5) Includes 75,000 shares of Common Stock purchasable pursuant to immediately exercisable options.

(6) Includes 87,100 shares of Common Stock purchasable pursuant to immediately exercisable options and warrants.

(7) The information contained herein is set forth in Schedule 13G, dated February 14, 1997, filed by the beneficial owner. The 13G states that the beneficial owner has sole voting and dispositive power with respect to such shares.

(8) Includes 1,074,500 shares of Common Stock issuable pursuant to options and 199,100 shares of Common Stock issuable pursuant to warrants which are exercisable within 60 days of October 1, 1997.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

    Seven directors (constituting the entire Board) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and shall qualify. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

    The nominees, their ages, the year in which each first became a director and their principal occupations or employment during the past five years are:

                                                            YEAR FIRST                   PRINCIPAL OCCUPATION
NOMINEE                                         AGE       BECAME DIRECTOR             DURING THE PAST FIVE YEARS
------------------------------------------      ---      -----------------  ----------------------------------------------
Anil Doshi................................          53            1993      Chairman of the Board of Directors, Chief
                                                                            Executive Officer and a Director of the
                                                                            Company since April 1993. Mr. Doshi co-founded
                                                                            Communic8 Software (the Company's
                                                                            predecessor-in-interest) in January 1990 and
                                                                            served as its Chairman from April 1992 to
                                                                            March 1993. Mr. Doshi is a Fellow of the
                                                                            Institute of Chartered Accountants in England
                                                                            and Wales, and he is also an Associate of the
                                                                            Institute of Taxation. From January 1990 until
                                                                            October 1990, Mr. Doshi served as Deputy
                                                                            Chairman of PPI Enterprises, Inc., a New York
                                                                            based holding company ("PPI"). From 1986 to
                                                                            1990, Mr. Doshi served as a consultant to
                                                                            Polly Peck International, PPI's parent
                                                                            company.

                                                            YEAR FIRST                   PRINCIPAL OCCUPATION
NOMINEE                                         AGE       BECAME DIRECTOR             DURING THE PAST FIVE YEARS
------------------------------------------      ---      -----------------  ----------------------------------------------
Mark Ellis................................          44            1993      President, Chief Operating Officer and
                                                                            Director of the Company since April 1993. Mr.
                                                                            Ellis co-founded Communic8 Software and served
                                                                            as a director from January 1992 until March
                                                                            1993. From September 1988 to January 1991, Mr.
                                                                            Ellis served as the President of PPI. As
                                                                            President of PPI, he managed that company's
                                                                            American expansion program and negotiated a
                                                                            number of acquisitions in the U.S., including
                                                                            the $875 million acquisition of Del Monte
                                                                            Tropical Fruit from RJR Nabisco. Mr. Ellis
                                                                            attended St. John's College at Cambridge
                                                                            University in England and received a B.A. in
                                                                            Law in 1975, an L.L.B in 1976 and an M.A. in
                                                                            Law in 1978.

Kenneth Newell............................          54            1996      Director of the Company since April 1996 and a
                                                                            co-founder of K2 Group Plc (now 4Front Group
                                                                            Plc), the Company's wholly-owned U.K.
                                                                            operating subsidiary, in 1988. Mr. Newell has
                                                                            been 4Front Group Plc's Chief Executive since
                                                                            1990. Prior to establishing K2 he worked for
                                                                            four years at Star Computer Group, a publicly
                                                                            listed U.K. company, and one of the early
                                                                            implementers of the open systems computing
                                                                            concept in the U.K., where he held a number of
                                                                            positions, including Sales Director from 1985
                                                                            through 1988. Mr. Newell is a Fellow of the
                                                                            Institute of Chartered Secretaries and
                                                                            Administrators following study at the City of
                                                                            London College.

Terence Burt..............................          41            1997      Mr. Burt became a Director of the Company in
                                                                            April 1997. He co-founded K2 Group Plc (now
                                                                            4Front Group Plc) in 1988, and was Managing
                                                                            Director of the Company's systems integration
                                                                            division between 1990 and 1996. He became
                                                                            Managing Director of the Company's services
                                                                            division in 1996. Mr. Burt graduated from the
                                                                            University of Herfordshire where he qualified
                                                                            as an Associate of the Association of Cost and
                                                                            Management Accountants.

                                                            YEAR FIRST                   PRINCIPAL OCCUPATION
NOMINEE                                         AGE       BECAME DIRECTOR             DURING THE PAST FIVE YEARS
------------------------------------------      ---      -----------------  ----------------------------------------------
Craig Kleinman............................          41            1993      Secretary and a Director of the Company since
                                                                            April 1993. Mr. Kleinman had served as Chief
                                                                            Financial Officer of the Company from April
                                                                            1993 until April 1996. For more than five
                                                                            years, Mr. Kleinman has been a stockholder in
                                                                            the certified public accounting firm Kleinman,
                                                                            Guerra & Company, P.C. Mr. Kleinman received a
                                                                            B.S. degree in accounting from the University
                                                                            of Colorado in 1978 and is a member of the
                                                                            American Institute of Certified Public
                                                                            Accountants.

                                                            YEAR FIRST                   PRINCIPAL OCCUPATION
NOMINEE                                         AGE       BECAME DIRECTOR             DURING THE PAST FIVE YEARS
------------------------------------------      ---      -----------------  ----------------------------------------------
Brian V. Murray...........................          50            1996      Director of the Company since April 1996. Mr.
                                                                            Murray is President and Chief Executive
                                                                            Officer of B.V. Murray & Co., an investment
                                                                            banking firm, which he founded in July 1996.
                                                                            Prior thereto, Mr. Murray held various
                                                                            positions at Bear, Stearns & Co., Inc. from
                                                                            1976 until July 1996, most recently as a
                                                                            Senior Managing Director.

Arthur Keith Ross.........................          45            1996      Director of the Company since February 1996.
                                                                            Mr. Ross is currently a private investor and a
                                                                            consultant to the London law firm, Denton,
                                                                            Hall and Burgin. From 1986 to 1994, Mr. Ross
                                                                            was a partner in the London law firm Clifford
                                                                            Chance, which he joined in 1984. Mr. Ross
                                                                            headed the Clifford Chance Southeast Asian
                                                                            office in Singapore from 1988 to 1991. Mr.
                                                                            Ross attended Christ's College at Cambridge
                                                                            University in England and received a BA in Law
                                                                            in 1973 and an MA in Law in 1976.

    All directors hold office until the next meeting of the stockholders of the Company and until their successors are elected and qualified.

    The Board of Directors has an Audit Committee which is charged with reviewing the Company's internal accounting procedures and consulting with and reviewing the selection of the Company's independent auditors. The Audit Committee currently consists of Messrs. Doshi, Ross and Murray. The Audit Committee was formed in fiscal 1997. During fiscal 1997, the Audit Committee met once. The Board of Directors also has a Compensation Committee charged with recommending to the Board the compensation for the Company's executives and administering the Company's stock option plans. The Compensation Committee is currently composed of Messrs. Doshi, Ellis, Murray and Ross. The Compensation Committee was formed in fiscal 1997. During fiscal 1997, the Compensation Committee met once. The Board of Directors has also established an Executive Committee charged with exercising powers of the Board of Directors expressly delegated to it. The Executive Committee is currently composed of Messrs. Doshi and Ellis. During fiscal 1997, the Executive Committee met once. Each director attended all of the meetings of all committees of the Board of Directors on which he served.

    During the fiscal year ended January 31, 1997, the Board of Directors acted six times by unanimous written consent in lieu of a meeting and met once.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act, as amended (the "Exchange Act") requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based upon on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 1997 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

VOTE REQUIRED

    The seven nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

    THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 1--ELECTION OF DIRECTORS" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                             EXECUTIVE COMPENSATION

    The following table sets forth information concerning all cash and non-cash compensation paid or to be paid by the Company as well as certain other compensation awarded, earned by and paid, during the fiscal years indicated, to the Chairman of the Board and Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for such period in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                  ANNUAL COMPENSATION           LONG-TERM COMPENSATION
                                                           ---------------------------------  --------------------------
                                                                                                                 ALL
                                                                                               SECURITIES       OTHER
                                                                                               UNDERLYING      COMPEN-
NAME AND PRINCIPAL POSITION                                  YEAR(1)     SALARY      BONUS    STOCK OPTIONS   SATION(2)
---------------------------------------------------------  -----------  ---------  ---------  -------------  -----------

Anil Doshi...............................................        1996   $ 169,821  $  24,105            0     $  19,631
Chairman of the Board                                            1995      38,196          0      120,000             0
and Chief Executive                                              1994           0          0      150,000             0(4)
Officer(3)

Mark Ellis...............................................        1996   $ 158,336  $  24,105            0     $  15,260
President and Chief                                              1995      36,158          0      120,000        10,266
Operating Officer(5)                                             1994           0          0      150,000        10,560

Kenneth Newell...........................................        1996   $ 129,902  $  24,105            0     $  25,604
Chief Executive--4Front                                          1995     107,107     23,626      109,300        29,580
Group                                                            1994      90,993          0       90,700        28,064

Terence Burt.............................................        1996   $ 110,080  $  44,996            0     $  21,526
Managing Director--Systems                                       1995      94,506     39,378       98,050        13,368
Integration Development                                          1994      84,920     11,503       66,950        13,053

Joel Jervis..............................................        1996   $ 110,080  $  44,996            0     $  21,809
Former Managing Director--                                       1995      73,946     10,238            0        11,420
Products Division(6)                                             1994           0          0            0             0

------------------------

(1) Represents the period beginning February 1 of the year indicated and ending January 31 of the following year.

(2) As to Mr. Doshi, represents contributions made by the Company to Mr. Doshi's Executive Pension Plan and Insurance Benefits. As to Messrs. Ellis, Newell, Burt and Jervis, represents the dollar value of car allowance, insurance benefits and contributions to voluntary money purchase pensions plans.

(3) Mr. Doshi entered into an employment agreement with the Company in November 1995, which provides for an annual base salary of $200,000 as of February 1, 1997. See "--Employment Arrangements." Prior to November 1995, Mr. Doshi did not receive any salary compensation for services rendered to the Company.

(4) Does not include a consulting fee of $150,000 incurred by the Company and payable to Aliki Financial Corp., in which Mr. Doshi has a 65% interest and Mr. Ellis has a 35% interest. Such fee has not yet been paid by the Company.

(5) Mr. Ellis entered into an employment agreement with the Company in November 1995, which provides for an annual base salary of $175,000 as of February 1, 1997. See "--Employment Arrangements." Prior to November 1995, Mr. Ellis did not receive any salary compensation for services rendered to the Company.

(6) Compensation received subsequent to April 6, 1995, the effective date of the Company's acquisition of CCG Holdings Limited.

STOCK OPTIONS

    There were no options granted to any of the Company's executive officers named in the Summary Compensation Table during the year ended January 31, 1997. In February 1997, Mr. Burt received options to purchase 10,000 shares of Common Stock at a per share exercise price of $3.375, equal to the fair market value of the Common Stock on the date of grant.

    The following table sets forth at January 31, 1997 the number of securities underlying unexercised options and the value of unexercised options held by each of the executive officers named in the Summary Compensation Table who held options at January 31, 1997. Mr. Jervis exercised 53,639 options during the fiscal year ended January 31, 1997, at an exercise price per option of $.01. The Common Stock received by Mr. Jervis upon such exercise has not been sold. No other options were exercised in the fiscal year ended January 31, 1997.

                                                                       NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                                      UNDERLYING UNEXERCISED              IN-THE-MONEY
                                                                       OPTIONS AT YEAR END           OPTIONS AT YEAR END(1)
                                                                 --------------------------------  ---------------------------
NAME                                                             EXERCISABLE     UNEXERCISABLE             EXERCISABLE
---------------------------------------------------------------  -----------  -------------------  ---------------------------
Anil Doshi.....................................................     270,000                0                        0

Mark Ellis.....................................................     270,000                0                        0

Kenneth Newell.................................................     200,000                0                        0

Terence Burt...................................................     165,000                0                        0

Joel Jervis....................................................           0                0                        0

------------------------

(1) Computed based upon the difference between the stock option exercise price and the closing price of the Company's Common Stock on January 31, 1997 ($4.00).

EMPLOYMENT ARRANGEMENTS

    The Company has entered into employment agreements with Messrs. Doshi and Ellis effective as of November 1, 1995. These agreements are terminable at any time after an initial term of three years on one year's notice. Under such agreements, Messrs. Doshi and Ellis are entitled to base annual salaries as of February 1, 1997 of L125,000 ($200,000) and L110,000 ($176,000), respectively, plus pension contributions not to exceed 7% of such base salaries. Prior to the execution of such employment agreements, neither Messrs. Doshi nor Ellis had received salary compensation for services performed for the Company and its affiliates.

    Messrs. Newell and Burt entered into employment agreements with 4Front Group at salaries as of January 31, 1997 of L90,000 ($144,225) and L85,000 ($136,213),
respectively.

    No other executive officer is currently party to an employment agreement with the Company. As appropriate, other employment contracts may be entered into with other key executives.

STOCK OPTION AWARDS

    In May 1996, the Company adopted the 1996 4Front Software International, Inc. Equity Incentive Plan (the "Plan") which provides for the issuance of incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options ("NQSOs") to purchase an aggregate of up to 400,000 shares of the Common Stock of the Company. The Plan was approved by stockholders on February 5, 1997 and pursuant to the Plan a total of 247,000 options, exercisable between $3 3/8 and $5 3/4 per share, being at an above market value at time of grant, have been granted to employees and to two directors.

    The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company and its subsidiaries and affiliates, by offering them an opportunity to participate in the Company's future performance through awards of stock options. The Plan is administered by the Compensation Committee. Under the Plan, stock options ("Plan Options") may be granted to certain directors, officers, employees, consultants, independent contractors and advisors of the Company or its subsidiaries or affiliates. By encouraging stock ownership, the Company seeks to attract, retain and motivate such persons and to encourage such employees and persons to devote their best efforts to the business and financial success of the Company. The Company also believes that stock incentive programs, such as the Plan, are commonly employed by companies as an important element of a total compensation program.

    Grants under the Plan may consist of ISOs or NQSOs or a combination thereof. Employees, officers, consultants, and certain directors and advisors of the Company and its subsidiaries and affiliates whom the Compensation Committee deems to have contributed significantly to the Company or who have the potential to contribute to the future success of the Company will be eligible to receive any of the different types of awards under the Plan. Directors who are not employees of the Company, consultants and advisors will be entitled to receive only NQSOs under the Plan.

    An optionee will not realize taxable income upon the grant of an option. In general, the holder of an NQSO (within the meaning of Section 422 of the Code) will realize ordinary income when the option is exercised equal to the excess of the value of the stock over the exercise price (i.e., the option spread), and the Company receives a corresponding deduction, subject to the executive compensation deduction limitations of Section 162(m) of the Code. (If the optionee is subject to the six-month restrictions on sale of Common Stock under
Section 16(b) of the Exchange Act, the optionee generally will recognize ordinary income on the date the restrictions lapse, unless an early income recognition election is made.) Upon a later sale of the stock, the optionee will realize gain or loss equal to the difference between the selling price and the value of the stock at the time the option was exercised.

    The holder of an ISO will not realize taxable income upon the exercise of the option (although the option spread is an item of tax preference income potentially subject to the alternative minimum tax). If the stock acquired upon exercise of the ISO is sold or otherwise disposed of within two years from the option grant date or within one year from the exercise date, then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the exercise date, and the Company receives a corresponding deduction, subject to the executive compensation deduction limitations of
Section 162(m) of the Code. Any remaining gain is treated as capital gain. If the stock is held for at least two years from the grant date and one year from the exercise date, then gain or loss realized upon the sale will be capital gain or loss and the Company will not be entitled to a deduction. A special basis adjustment is applied to reduce the gain for alternative minimum tax purposes.

    It is possible that all or a portion of the compensation realized under the Plan by certain executive officers will not be deductible by the Company by reason of the executive compensation deduction limitations of Section 162(m) of the Code. Accordingly, although the Company expects that the Compensation Committee will take into consideration the non-deductibility of compensation attributable to a particular award under the Plan, no assurance can be given that all or part of any such compensation will be deductible by the Company.

COMPENSATION OF DIRECTORS

    Messrs. Murray and Ross each receive compensation of $15,000 per year. In addition, Mr. Murray received options to purchase 10,000 shares of Common Stock at an exercise price of $5.75 per share. No other director receives any compensation for services as a director.

                 COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

    The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

    The Compensation Committee of the Board of Directors currently consists of Messrs. Doshi, Ellis, Murray and Ross. The Compensation Committee administers the Company's executive compensation programs, monitors corporate performance and its relationship to compensation of executive officers, and makes appropriate recommendations concerning matters of executive compensation.

COMPENSATION PHILOSOPHY

    The Company believes that executive compensation should be closely related to increased stockholder value. One of the Company's strengths contributing to its successes is a strong management team. The compensation program is designed to enable the Company to attract, retain and reward capable employees who can contribute to the continued success of the Company, principally by linking compensation with the attainment of key business objectives. Equity participation and a strong alignment to stockholders' interests are key elements of the Company's compensation philosophy. Accordingly, the Company's executive compensation program is designed to provide competitive compensation, support the Company's strategic business goals and reflect the Company's performance.

    The compensation program reflects the following principles:

    - Compensation should encourage increased stockholder value.

    - Compensation programs should support the short- and long-term strategic business goals and objectives of the Company.

    - Compensation programs should reflect and promote the Company's values and reward individuals for outstanding contributions toward business goals.

    - Compensation programs should enable the Company to attract and retain highly qualified professionals.

PAY MIX AND MEASUREMENT

    The Company's executive compensation is comprised of two components, base salary and incentives, each of which is intended to serve the overall compensation philosophy.

BASE SALARY

    The Company's salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance and resources of the Company, general economic conditions as well as a number of factors relating to the particular individual, including the performance of the individual executive, and level of experience, ability and knowledge of the job.

INCENTIVES

    Incentives consist of stock options and, to a lesser extent, cash awards. The Committee strongly believes that the pay program should provide employees with an opportunity to increase their ownership and potentially gain financially from Company stock price increases. By this approach, the best interests of stockholders, executives and employees will be closely aligned. Therefore, executives and other employees are eligible to receive stock options, giving them the right to purchase shares of Common Stock of the Company at a specified price in the future. The grant of options is based primarily on a key employee's potential contribution to the Company's growth and profitability, based on the Committee's discretionary evaluation. Options are granted at the prevailing market value of the Company's Common Stock and will only have value if the Company's stock price increases. Generally, grants of options vest over a period of time and executives must be employed by the Company for such options to vest. The granting of cash awards is discretionary and is not dependent on any one factor.

CHIEF EXECUTIVE OFFICER COMPENSATION FOR THE FISCAL YEAR
  ENDED JANUARY 31, 1997

    In November 1995, Mr. Doshi entered into an employment agreement with the Company which currently provides for an annual base salary of L125,000 ($200,000). Prior thereto, Mr. Doshi had not received compensation for services rendered to the Company.

    The employment arrangements with Mr. Doshi are deemed appropriate by the Compensation Committee considering the overall performance of the Company and Mr. Doshi.

TAX EFFECTS

    Changes made in 1993 to the Internal Revenue Code of 1986, as amended (the "Code"), impose certain limitations on the deductibility of executive compensation paid by public companies for taxable years beginning in or after 1994. In general, under the limitations, the Company will not be able to deduct annual compensation paid to certain executive officers in excess of $1,000,000 except to the extent that such compensation qualifies as "performance-based compensation" (or meets other exceptions not here relevant). Non-deductibility would result in additional tax cost to the Company. It is possible that at least some of the cash and equity-based compensation paid or payable to the Company's executive officers will not qualify for the "performance-based compensation" exclusion under the deduction limitation provisions of the Code. Nevertheless, the Committee anticipates that in making compensation decisions it will give consideration to the net cost to the Company (including, for this purpose, the potential limitation on deductibility of executive compensation).

    The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate business goals and stockholder value. The Committee believes its compensation practices are directly tied to stockholder returns and linked to the achievement of annual and longer-term financial and operational results of the Company on behalf of the Company's stockholders. In view of the Company's performance and achievement of goals and competitive conditions, the Compensation Committee believes that compensation levels during fiscal 1996 adequately reflect the Company's compensation goals and policies.

                             COMPENSATION COMMITTEE

    Anil Doshi

    Mark Ellis

    Brian Murray

    Arthur Keith Ross

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee currently consists of Messrs. Doshi, Ellis, Murray and Ross. Messrs. Doshi and Ellis abstain from votes on their compensation.

                           THE COMPANY'S PERFORMANCE

    The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


           Mar-   Apr-     May-     Jun-             Aug-                        Nov-     Dec-              Feb-     Mar-
            95     95       95       95     Jul-96    95      1-Sep    Oct-95     95       95     Jan-96     96       96
           -----------------------------------------------------------------------------------------------------------------
FFST.....  100   100       90       80      100       70       90       90       95       82.6    135.6     95       87.6
IXK......  100   108.15   111.04   125.73   134.62   134.97   137.91   145.91   143.13   136.93   136.84   147.84   142.09
CCMP.....  100   102.97   105.48   113.88   122.15   124.45   127.31   126.4    129.22   128.36   129.29   135.12   134.37
RTY......  100   101.94   103.51   108.63   114.79   116.93   118.88   113.46   118.19   121.02   120.79   124.57   126.68



            Apr-     May-     Jun-              Aug-     Sep-              Nov-     Dec-
             96       96       96     Jul-96     96       96     Oct-96     96       96     Jan-97
           ---------------------------------------------------------------------------------------
FFST.....  100      160      122.6    105      100       80       80       90       87.6     80
IXK......  161.26   169.13   161.27   148.15   154.46   174.98   177.99   196.02   194.03   217.99
CCMP.....  145.25   151.7    144.57   131.83   139.26   149.68   149.02   157.7    157.51   168.34
RTY......  133.39   138.59   132.75   121.03   127.88   132.67   130.44   135.62   138.88   141.5


    The above Graph compares the performance of the Company ("FFST") from March 20, 1995, the date that the Company's Common Stock commenced trading publicly, through January 31, 1997, against the performance of the Nasdaq Composite Index ("CCMP"), the Russell 2000 Index ("RTI") and the Nasdaq Computer Index ("IXK"), an index comprised of 644 computer companies, including the Company.

           PROPOSAL NO. 2--AMENDMENT TO CERTIFICATE OF INCORPORATION

    The Company's Board of Directors has unanimously approved an amendment to the Company's Certificate of Incorporation which would change the name of the Company to 4Front Technologies, Inc. The full text of the amendment is set forth in Exhibit 1 hereto. The change of name will be effective upon the filing of such amendment with the Delaware Secretary of State. The new name is being adopted to more accurately reflect the breadth of services offered by the Company, of which software-related services is only a part.

VOTE REQUIRED

    The affirmative vote of holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote "for" or a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

    THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 2--AMENDMENT TO
CERTIFICATE OF INCORPORATION" TO BE IN THE BEST INTERESTS OF THE
COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

    KPMG have been the independent auditors for the Company since December 1995, and will serve in that capacity for the 1998 fiscal year. A representative of KPMG will be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so, and will respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

    All stockholder proposals which are intended to be presented at the 1998 Annual Meeting of Stockholders of the Company must be received by the Company no later than May 1, 1998 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting.

                                 OTHER BUSINESS

    The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

    The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

                                      By Order of the Board of Directors

                                      Craig Kleinman

                                      SECRETARY

Dated: November 7, 1997

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 1997 WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: 4FRONT SOFTWARE INTERNATIONAL, INC., ATTENTION: CRAIG KLEINMAN, 5650 GREENWOOD PLAZA BOULEVARD, ENGLEWOOD, COLORADO 80111.

                                                                       EXHIBIT 1

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                                       OF
                      4FRONT SOFTWARE INTERNATIONAL, INC.
                                   * * * * *

    It is hereby certified that:

    1. The name of the corporation (hereinafter called the "corporation") is 4FRONT SOFTWARE INTERNATIONAL, INC.

    2. The certificate of incorporation of the corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

    "The name of the corporation is 4FRONT TECHNOLOGIES, INC."

    3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of SECTIONS 228 and 242 of the GENERAL CORPORATION LAW OF THE STATE OF DELAWARE.

Signed and attested to on       , 1997.

                                          -------------------------------------
                                          Mark Ellis
                                          President

Attest:

--------------------------------------------------------------------------------
Craig Kleinman
Secretary

------ Please mark your
  X    votes as in this
------ example.


                                               Nominees: Anil Doshi
                                                         Mark Ellis
                                                         Kenneth Newell
              FOR      WITHHOLD                          Craig Kleinman
             -----      -----                            Arthur Keith Ross
1. ELECTION                                              Brian V. Murray
   OF
   DIRECTORS -----      -----


(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name below.)

____________________________________________


                      FOR        AGAINST       ABSTAIN
                    ------        -----         -----
2. APPROVAL OF THE
   COMPANY'S
   CHANGE OF NAME   ------        -----         -----


3. Transaction of such other business as may properly come before the meeting and any adjournments thereof.

Note: This proxy will be voted as specified. If no specification is made, it will be voted FOR all nominees in proposal 1 and FOR proposal 2. The proxies are authorized to vote in their discretion with respect to other members which may come before the meeting.


SIGNATURE____________________DATE_______ SIGNATURE____________________DATE______
                                                  (SIGNATURE IF HELD JOINTLY)

NOTE: Please mark, date and sign exactly as name appears hereon, including designation as executor, trustee, etc. if applicable. A corporation must sign in its name by the President or other authorized officer. All co-owners must sign. Please return the proxy card promptly using the enclosed envelope.

                      4FRONT SOFTWARE INTERNATIONAL, INC.
                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

     The undersigned hereby appoints Anil Doshi and Mark Ellis, and each of them, with full power of substitution, as proxies to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103 at 11:00 A.M. on Wednesday, December 10, 1997, and at any adjournments thereof, with all powers the undersigned would possess if personally present, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, as directed on the reverse side hereof.

     Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked. Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

               (To be Completed, Signed and Dated on Reverse Side)